UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
August 24, 2009
Date of Report (Date of earliest event reported)
WATSON PHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	001-13305	95-3872914
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
311 Bonnie Circle
Corona, California, 92880
(Address of principal executive offices) (Zip Code)
(951) 493-5300
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
     Pursuant to an indenture dated as of March 7, 2003 (the “Indenture”), between Watson Pharmaceuticals, Inc. (the “Company”) and Wells Fargo Bank, National Association, as trustee (the “Trustee”), on August 24, 2009, the Company gave notice to the Trustee, and the Trustee delivered an irrevocable notice of redemption to the holders of its $575.0 million aggregate principal amount 1.75% Convertible Contingent Senior Debentures due 2023 (the “Debentures”), that the Company has elected to redeem, on September 14, 2009 (the “Redemption Date”), for cash, at a price equal to 100% of the principal amount of the Debentures, plus interest accrued and unpaid to, but excluding, the Redemption Date.
     In accordance with the Indenture, the Debentures called for redemption may be surrendered at the option of the holders for conversion into shares of the Company’s common stock at any time before the close of business on September 11, 2009, which is the business day prior to the Redemption Date. The current conversion rate is $40.05 per share.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 27, 2009	By:	/s/ David A. Buchen
David A. Buchen
Senior Vice President, General Counsel and Secretary